Exhibit 99.1

For Immediate Release

Contact:            Shareholder Relations
951-271-4232
shareholderinfo@vineyardbank.com

Vineyard National Bancorp Announces Issuance of a Consent Order
by the Office of the Comptroller of the Currency

Corona, California (July 28, 2008) –Vineyard National Bancorp (NASDAQ: VNBC) (the “Company”) today announced that its principal subsidiary, Vineyard Bank, N.A. (“Vineyard”), in coordination with and at the request of the Office of the Comptroller of the Currency (the “OCC”), has voluntarily consented to the issuance of a Consent Order.  The Consent Order establishes timeframes for the completion of remedial measures which have been previously identified and are in process towards completion as part of the Company’s internally developed and independently implemented Risk Mitigation Action Plan. Under the Consent Order, Vineyard has agreed to establish a compliance committee to monitor and coordinate compliance with the Consent Order, identify experienced and competent individuals to serve on a permanent, full-time basis as chief executive officer and chief credit officer, maintain capital ratios above the statutory minimums, develop and implement a three-year capital program, and make other organizational, financial, operational and compliance procedural changes to strengthen Vineyard.

James LeSieur, the Company’s interim chief executive officer, stated, “We believe that the remedial measures agreed upon with the OCC are in alignment with the important remedial measures previously developed and independently implemented by the Company to address asset quality deterioration and enterprise risk management.  I want to take the opportunity to assure our customers and employees that Vineyard’s capital remains strong, exceeding adequate regulatory requirements and its deposit accounts are insured by the Federal Deposit Insurance Corporation to the maximum amount permitted by law.  I also want to recognize the extraordinary efforts which have been made by our management and employees in the execution of our strategies.  With that kind of continued commitment, we believe we will be well equipped to aggressively pursue the actions we have previously identified to meet the schedule and requirements of the Consent Order.”

About Vineyard National Bancorp

The Company is a $2.4 billion bank holding company headquartered in Corona, and the parent company of Vineyard and 1031 Exchange Advantage Inc. and 1031 Funding & Reverse Corp. (collectively, "the exchange companies").  Vineyard, also headquartered in Corona, operates through 16 full-service banking centers and four regional financial centers in the counties of Los Angeles, Marin, Orange, Riverside, San Bernardino, San Diego, Santa Clara and Ventura, Calif. The exchange companies are headquartered in Encinitas, Calif. The Company's common stock is traded on the NASDAQ Global Select Market under the symbol "VNBC." For additional information on the Company visit www.vnbcstock.com or for additional information on Vineyard and to access internet banking, please visit www.vineyardbank.com. For additional information on the exchange companies visit www.1031exchangeadvantage.com.

Forward-Looking Statements

Certain matters discussed herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and could impact the Company and the statements contained herein can be found in the Company's filings with the SEC including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and other protections under the Federal securities laws. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.